SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 16, 2004

                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)

Texas                                  0-19797               74-1989366
(State of                         (Commission File           (IRS employment
incorporation)                         Number)               identification no.)

                              601 North Lamar, #300
                               Austin, Texas 78703
                    (Address of principal executive offices)

               Registrant's telephone number, including area code
                                  512-477-4455

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                                Table of Contents

Item 5. Other Events

Item 7. Financial Statements and Exhibits

Signatures

Item 5. Other Events

      On January 16, 2004, the Company issued a press release announcing that it has signed a definitive agreement to acquire all of the assets of Fresh and Wild Holdings Limited in a stock purchase agreement transaction for approximately $38 million, subject to certain post-closing adjustments.

Fresh & Wild owns and operates six natural and organic food stores in the London market, located in Camden, City Center, Notting Hill, Clapham, Soho and Stoke Newington, and one store in Bristol. Additionally the company has one London store in development, in Crouch End, scheduled to open later this year.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

      Exhibit 99.1  Whole Foods Market, Inc. press release, dated January 16,
                    2004.

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Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WHOLE FOODS MARKET, INC.

Date January 16, 2004                  By:   /s/ Glenda Flanagan
                                           -------------------------------------
                                             Glenda Flanagan,
                                             Executive Vice President and Chief
                                             Financial Officer